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             EXHIBIT 23.3 CONSENT OF RYDER SCOTT COMPANY, ENGINEERS
                               RYDER SCOTT COMPANY
                                 1100 Louisiana
                                   Suite 3800
                                 Houston, Texas
                                       USA
                            Telephone (713) 651-9191
                               Fax (713) 651-0849

May 27, 1998



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.
USA  20549

Dear Sirs:

Re:  Optima Petroleum Corporation (the "Company")

We consent to the use of excerpts of our engineering report dated December 31, 1997 and the references to our firm's name in the Company's Registration Statement (Form S-4).

Yours truly,

Ryder Scott Company



"Ryder Scott Company Petroleum Engineers"



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